Exhibit 99.1

TO BUSINESS EDITOR:

Pharmasset Reports Financial Results for Quarter Ended March 31, 2008

PRINCETON, N.J., May 15 /PRNewswire-FirstCall/ — Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections, reported unaudited financial results for the second fiscal quarter ended March 31, 2008. Pharmasset reported a net loss attributable to common stockholders of $12.1 million, or ($0.57) per share for the quarter ended March 31, 2008, as compared to a net loss attributable to common stockholders of $1.7 million, or ($0.16) per share for the same period in 2007.

Revenues were $0.5 million and $5.5 million during the quarters ended March 31, 2008 and 2007, respectively. Revenues during each period reflect amortization of up-front and subsequent collaborative and license payments received from Roche previously recorded as deferred revenue of $0.5 million. Revenues from the year ago quarter also include a milestone payment of $5.0 million received pursuant to the Roche collaboration.

Total costs and expenses for the quarter ended March 31, 2008 were $12.8 million as compared to $7.3 million for the same period in 2007. The $5.5 million increase in total costs and expenses during the quarter ended March 31, 2008 was primarily due to a $2.9 million increase in Phase 3 registration clinical trial expenses for clevudine for the treatment of chronic hepatitis B virus (HBV) infection, a $1.2 million increase in compensation expense resulting from increased headcount and a $1.4 million increase in legal, insurance, audit and marketing expenses. Interest expense increased to $0.4 million during the quarter ended March 31, 2008 from $0.0 million in the quarter ended March 31, 2007. The increase was due to interest on the $10.0 million of debt incurred during October 2007.

As of March 31, 2008, Pharmasset had approximately $63.0 million of cash and cash equivalents and approximately $1.2 million of short-term investments.

“R7128 for the treatment of hepatitis C virus (HCV) continues to demonstrate best-in-class potential based on its safety, efficacy and high barrier to resistance as demonstrated in 4-week Phase 1 clinical trials,” stated Schaefer Price, Pharmasset’s Chief Executive Officer. “We look forward to continuing the advancement and broadening the scope of this program by exploring additional Phase 1 cohorts, including an R7128 1000mg dose in patients with HCV genotype 1 and an R7128 1500mg dose in patients with HCV genotypes 2 and 3 who have not responded to prior therapy. We and Roche are currently focused on planning a global 12-week Phase 2b combination study of R7128 with Pegasys plus Copegus.”

Highlights of the Quarter Ended March 31, 2008

•	Announced preliminary safety and efficacy results of two cohorts (500mg and 1500mg) in a 4-week combination study of R7128 with Pegasys plus Copegus for the treatment of HCV.

•	Appointed Herbert J. Conrad as a member of our Board of Directors and the Nominating and Corporate Governance Committee.

•	Advanced a new series of proprietary nucleoside analogs that have demonstrated potent anti-HCV activity.

Anticipated Highlights

•	Initiating dosing and announcing preliminary results of Cohorts 3 and 4 in a 4-week combination study of R7128 with Pegasys plus Copegus for the treatment of HCV in the third calendar quarter of 2008.

•	Completing HBV patient enrollment for clevudine Phase 3 registration studies in the second calendar half of 2008.

•

Initiating trial activities for a global 12-week Phase 2b combination study of R7128 with Pegasys plus Copegus in the fourth calendar quarter of 2008, assuming successful completion of the ongoing R7128 Phase 1 study, transfer of Pharmasset’s IND to Roche, timely progress on agreed development timelines, completion of all required Phase 2b study preclinical and clinical preparation activities, manufacture of clinical trial drug supply and agreement on the trial design from the FDA and foreign regulatory authorities. An update will be provided as soon as additional information is available.

•	Nominating a lead product candidate from a new series of potent anti HCV molecules for IND or foreign regulatory equivalent filing and first-in-human clinical trials.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is enrolling Phase 3 clinical trials for registration in North, Central and South America and Europe. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals in South Korea under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, is in a 4-week Phase 1 clinical trial in combination with Pegasys® plus Copegus® through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial.

Pegasys® and Copegus® are registered trademarks of Roche.

Contact

Alan Roemer, Vice President

Investor Relations & Corporate Communications

alan.roemer@pharmasset.com

Office: (609) 613-4125

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that we cannot enroll enough patients for the Phase 3 registration studies for clevudine, the risk that our collaboration with Roche will not continue or will not be successful, the risk that any one or more of our product candidates will not be successfully developed and commercialized and the risk that we will not be able to further develop any of the compounds from the new series of anti-HCV molecules currently being investigated by us. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE NET (LOSS) INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
REVENUES:	$464,292	$5,464,291

COSTS AND EXPENSES:
Research and development	8,990,469	5,109,224
General and administrative	3,809,073	2,197,014

Total costs and expenses	12,799,542	7,306,238

OPERATING (LOSS) INCOME	(12,335,250)	(1,841,947)

INVESTMENT INCOME	585,048	390,093
INTEREST EXPENSE	(386,161)	(5,092)

(LOSS) INCOME BEFORE INCOME TAXES	(12,136,363)	(1,456,946)
PROVISION FOR INCOME TAXES	—	—

NET (LOSS) INCOME	(12,136,363)	(1,456,946)
REDEEMABLE PREFERRED STOCK ACCRETION	—	286,834

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,136,363)	$(1,743,780)

COMPREHENSIVE NET (LOSS) INCOME:
NET (LOSS) INCOME	$(12,136,363)	$(1,456,946)
UNREALIZED GAIN (LOSS) ON AVAILABLE-FOR-SALE INVESTMENTS	(29,572)	230

COMPREHENSIVE NET (LOSS) INCOME:	$(12,165,935)	$(1,456,716)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
BASIC	$(0.57)	$(0.16)
DILUTED	$(0.57)	$(0.16)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	21,379,638	10,697,702
DILUTED	21,379,638	10,697,702

PHARMASSET, INC.

CONDENSED BALANCE SHEETS

	As of March 31, 2008 (unaudited)	As of September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$62,961,991	$68,745,694
Short-term investments	1,224,489	1,252,113
Amounts due under collaborative agreements	1,477,434	919,110
Prepaid expenses and other assets	954,977	783,311

Total current assets	66,618,891	71,700,228

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Laboratory, office furniture and equipment	3,074,611	2,462,647
Leasehold improvements	1,836,553	1,836,553

	4,911,164	4,299,200
Less accumulated depreciation and amortization	(1,924,661)	(1,437,080)

Total equipment and leasehold improvements, net	2,986,503	2,862,120
OTHER ASSETS	267,163	1,282,051

TOTAL	$69,872,557	$75,844,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$287,481	$—
Current portion of capital lease obligation	122,762	159,440
Accounts payable	1,709,112	3,281,600
Accrued expenses	3,845,332	5,513,407
Deferred rent	124,462	124,462
Deferred revenue	1,857,136	1,857,136

Total current liabilities	7,946,285	10,936,045

DEFERRED RENT	142,194	204,256
NON CURRENT PORTION OF CAPITAL LEASE OBLIGATION	—	41,641
DEFERRED REVENUE	4,797,548	5,726,131
LONG-TERM DEBT, net	18,671,040	—

Total liabilities	31,557,067	16,908,073

COMMITMENTS

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized, 21,531,980 and 21,232,991 shares issued and outstanding at March 31, 2008 (unaudited) and September 30, 2007, respectively	21,532	21,233
Warrants to purchase 116,183 shares of common stock for $12.05 per share, with 66,390 exercisable starting September 30, 2007, and 49,793 shares exercisable starting March 28, 2008 (unaudited)	1,140,114	526,720
Additional paid-in capital	118,622,206	115,518,201
Accumulated other comprehensive (loss) income	(25,167)	4,405
Accumulated deficit	(81,443,195)	(57,134,233)

Total stockholders’ equity	38,315,490	58,936,326

TOTAL	$69,872,557	$75,844,399

SOURCE Pharmasset, Inc.

–0–	05/15/2008

/CONTACT: Alan Roemer, Vice President, Investor Relations & Corporate Communications of Pharmasset, Inc., +1-609-613-4125, alan.roemer@pharmasset.com/

/First Call Analyst: /

/FCMN Contact: /

/Web site: http://www.pharmasset.com /

(VRUS)